Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated December 18, 2019, relating to the audits of the consolidated balance sheets of the cbdMD, Inc. and subsidiaries (the “Company”) as of September 30, 2019 and 2018 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, which is filed with the United States Securities and Exchange Commission (the “SEC”) in the Company’s (i) Registration Statement on Form S-1, as amended (SEC File No. 333-227529), as declared effective by the SEC on September 28, 2018; (ii) Registration Statement on Form S-8 (SEC File No. 333-227746) as filed with the SEC on October 9, 2018; (iii) Registration Statement on Form S-3, as amended (SEC File No. 333-228773), as declared effective by the SEC on April 9, 2019; and (iv) Registration Statement on Form S-8 (SEC File No. 333-233291) as filed with the SEC on August 15, 2019.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
December 18, 2019